EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Completion of
Sale-Leaseback Transaction
HOUSTON, TX--(April 14, 2021) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today it has completed a sale-leaseback real estate transaction related to one of its operations facilities, delivering $13 million in gross proceeds.
“We are pleased to complete this sale-leaseback transaction,” said Darron Anderson, Ranger Energy Services’ Chief Executive Officer. “By unlocking under-appreciated value on our balance sheet, we materially increase liquidity, while accelerating progress in hitting our near-term goal of moving to zero net-debt. We firmly believe that our balance sheet continues to place us at a strong competitive advantage as the market recovers and we move to pursue organic and acquisitive growth opportunities.”
The property sold is Ranger’s DJ Basin facility and includes both office and operational support facilities. Ranger will continue to occupy the facility pursuant to a market-based long-term lease.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

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